Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS



              We consent to the incorporation by reference in the Registration Statement (No. 33- ) on Form S-8 of our report dated March 3, 1992, on our audits of the financial statements and financial statement schedules of Baroid Corporation and Subsidiaries as of December 31, 1991 and 1990 and for the years ended December 31, 1991 and 1990 and for the years ended December 31, 1991 and 1990, which report is included in Baroid's 1992 Annual Report on Form 10-K.




    /s/ COOPERS & LYBRAND
    Coopers & Lybrand
    Houston, Texas
    January 25, 1994
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